                          ASSET ACQUISITION AGREEMENT


       This Agreement is entered into effective as of July 15, 1997 (the "Effective Date") by and between Puma Technology, Inc., a Delaware corporation ("Purchaser"), Real World Solutions, Inc., a California corporation (the "Company") and John Stossel ("Founder").

                                    RECITAL

       The Company desires to sell to Purchaser and Purchaser desires to purchase various tangible and intangible assets of the Company, and Purchaser agrees to assume certain of the liabilities and obligations of the Company, subject to the terms of this Agreement.

                                   AGREEMENT

       NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained, it is agreed as follows:

                                   ARTICLE I

                               PURCHASE OF ASSETS

       1.1 PURCHASE AND SALE. Subject to and upon the terms and conditions of this Agreement, the Company shall sell to Purchaser and Purchaser shall purchase from the Company, free and clear of all liens, claims and encumbrances, all of Company's right, title and interest in and to various of the assets of the Company listed on SCHEDULE 1.1 (the "Assets"), tangible and intangible, wherever located and whether or not reflected on the books and records of the Company, including without limitation the contracts and contract rights listed on SCHEDULE 1.1 (the "Assigned Contracts").

       1.2 FURTHER ASSURANCES; INSTRUMENTS OF TRANSFER. The Company shall execute and deliver such bills of sale and other recordable instruments of assignment, transfer and conveyance as Purchaser shall reasonably request to document the sale, assignment, transfer, conveyance and delivery of the Assets, including without limitation execution as of the Effective Date of the Bill of Sale and Trademark Assignment attached hereto as EXHIBIT 1.2A and EXHIBIT 1.2B, respectively. Any and all assets transferred pursuant to this Agreement are transferred "as is," without any implied or express warranty as to quality, performance, merchantability or fitness for a particular purpose.

       1.3 PRICE. As full consideration for the purchase by Purchaser of the Assets, Purchaser shall (i) assume certain of the liabilities of the Company subject further to the limitations described in Section 1.4 and 6.1 below
(ii) pay $205,000, of which $125,000 will be paid at the Closing and $80,000 shall be held in escrow pursuant to an Escrow Agreement in the form attached hereto as EXHIBIT 1.3.

       1.4    ASSUMPTION OF LIABILITIES.

              (a) Subject to the limitations set forth in Section 6.1 below, effective upon the Effective Date, Purchaser hereby assumes and agrees to perform, pay and discharge the liabilities of the Company set forth on
SCHEDULE 1.4 (collectively, the "Listed Liabilities").

Purchaser neither assumes nor agrees to perform, pay or discharge any liabilities not set forth on SCHEDULE 1.4, known or unknown, contingent or fixed or otherwise, including without limitation all liabilities related to the employment and/or termination of personnel, all taxes due and all income, sales, use, withholding and payroll taxes accrued through the Closing. In addition, following the Closing, the Company shall remain responsible for preparing and filing any state and federal income tax forms related to its business and making any related income tax payments.

              (b) Nothing herein shall be deemed to deprive Purchaser of any defenses, set-offs or counterclaims which the Company may have had or which Purchaser shall have with respect to any of the obligations, liabilities and commitments reflected in the Assumed Liabilities (the "Defenses and Claims"). Effective at the Effective Date, the Company hereby transfers, conveys and assigns to Purchaser all Defenses and Claims and agrees to cooperate with Purchaser to maintain, secure, perfect and enforce such Defenses and Claims, including the signing of any documents, the giving of any testimony or the taking of any such other action as is reasonably requested by Purchaser in connection with such Defenses and Claims.

              (c) Purchaser shall pay all sales, use and transfer taxes, if any, due upon the sale or transfer of the Assets (the "Transfer Taxes"). The Company and Purchaser shall cooperate with each other to the extent reasonably requested and legally permitted to minimize the Transfer Taxes.

       1.5 PURCHASE PRICE ALLOCATION. The Purchase Price shall be allocated to the Assets as set forth on SCHEDULE 1.1. The Company and Purchaser each agree to use such allocation in filing Internal Revenue Code Form 8594.

       1.6 BULK SALES LAW. The Company and Purchaser hereby waive compliance, with the provisions of Article 6 of the Uniform Commercial Code as it is in effect in the State of California. Notwithstanding the foregoing, nothing herein shall stop or prevent either the Company or Purchaser from asserting, as a bar or defense to any action or proceeding brought under the Uniform Commercial Code of California that such code or law is not applicable to the transactions contemplated by this Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND THE FOUNDER

       Except as otherwise set forth in the "Company and Founder Disclosure Schedule" provided to Purchaser on or before July 15, 1997 and attached as
EXHIBIT 2 hereto, the Company and the Founder represent and warrant to Purchaser as set forth below. No fact or circumstance disclosed to Purchaser shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the Company and Founder Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by the Company and Purchaser. The representations and warranties made by Founder in Sections 2.7, 2.10 and 2.11 hereof are made to the best knowledge of Founder. Whenever the term "enforceable in accordance with its terms" or like expression is used, it is understood that excepted therefrom are any limitations on enforceability under applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor's rights. The Founder's representations and warranties contained in this Article II shall survive until 90 days after the Effective Date.

       2.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as related to the Assets as now conducted.

       2.2 POWER, AUTHORITY AND VALIDITY. The Company has the corporate power to enter into this Agreement and to carry out its obligations hereunder and under (i) this Agreement and (ii) all of the documents and the agreements referenced herein as Exhibits or documents to be signed at or prior to the Closing that are to be executed and delivered by the Company (collectively, the "Company Ancillary Documents"). The execution and delivery of this Agreement and the Company Ancillary Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and the shareholders of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated herein and therein. The Company is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement. No consent of any person who is a party to a contract which is material to the Company's business, nor consent of any governmental authority, is required to be obtained on the part of the Company to permit the transactions contemplated herein and continue the business activities of the Company as previously conducted by the Company without material adverse change. This Agreement and the Company Ancillary Documents are the valid and binding obligation of the Company enforceable in accordance with their respective terms.

       2.3 NO CONFLICTS; CONSENTS. The execution and the delivery of this Agreement and the Company Ancillary Documents by the Company do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any lien, charge or encumbrance pursuant to any provision of the Articles of Incorporation or Bylaws of the Company, any order, rule, law or regulation of any court or governmental authority, foreign or domestic, or any provision of any material agreement, instrument, understanding, order, judgment or decree to which the Company is a party or by which the Company or any of its properties or assets is bound or affected, nor will such actions give to any other person or entity any interests or rights of any kind, including rights of termination, acceleration or cancellation, in or with respect to any of the Assets. No consent of any third party or any governmental authority is required to be obtained on the part of the Company to permit the consummation of the transactions contemplated by this Agreement or the Company Ancillary Documents.

       2.4 TITLE TO ASSETS. A true, correct and complete list of all claims, liabilities, liens, pledges, mortgages, restrictions and encumbrances of any kind ("Encumbrances") affecting the Assets are set forth in SCHEDULE 2.4.
Except as set forth in SCHEDULE 2.4, the Company has good, valid and marketable title to all of the Assets free and clear of any Encumbrances. Except as set forth in SCHEDULE 2.4, at the Effective Date, the Company will sell, convey, assign, transfer and deliver to Purchaser good, valid and marketable title and all of the Company's right and interest in and to all of the Assets, free and clear of any Encumbrances, direct or indirect, whether accrued, absolute, contingent or otherwise, except as indicated on SCHEDULE 2.4. The Assets used in the operation of its business are in good operating condition and repair. To the Company's and Founder's knowledge, all real or personal property leases that relate to any Assets are valid, binding, enforceable obligations of the Company effective in accordance with their respective terms. There is not under any of such leases any existing material default or event of default or event which, with notice or lapse of time or both, would constitute a material default.

       2.5 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not a party to, or bound by, any written or oral contract, agreement, license, indenture, mortgage, debenture, note or other instrument under the terms of which performance by the Company according to the terms of this Agreement and the Company Ancillary Documents will be a default or an event of acceleration, or whereby timely performance by the Company according to the terms of this Agreement and the Company Ancillary Documents may be prohibited, prevented or delayed, or whereby the continued operation of the Company's business by Purchaser will be materially adversely impaired.

       2.6 LITIGATION. There are no suits, actions or proceedings pending or, to the Company's and Founder's knowledge, threatened against or affecting the Company or which questions or challenges the validity of this Agreement. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company.

       2.7 COMPLIANCE WITH LAW. The Company is in compliance with all applicable laws and regulations except where such failure would not have a material adverse effect on its business. Neither the Company nor, to the Company's and Founder's knowledge, any of the Company's employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. The Company has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. The Company has complied at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of any products of the Company ("Company Products").

       2.8 GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS. All licenses, franchises, permits and other governmental authorizations held by the Company and material to its business are valid and sufficient for the business presently carried on by the Company. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a material adverse effect on the operations, assets or financial condition of the Company.

       2.9 TAXES. The Company has timely filed within the time period for filing or any extension granted with respect thereto all federal, state, local and other returns and reports relating to any and all taxes or any other governmental charges, obligations or fees for taxes and any related interest or penalties ("Tax" or "Taxes") required to be filed by it with respect to its business and the Assets and such returns and reports are true and correct. The Company has paid all Taxes, if any, shown to be due and payable on said returns and reports and has withheld with respect to employees all federal and state income Taxes, FICA, FUTA and other Taxes required to be withheld and has timely paid all sales, use and similar Taxes. No income, sales, use or similar Tax return or report of the Company has been examined or audited by the Internal Revenue Service or any state taxing authority. There are no pending or, to the Company's and Founder's knowledge, threatened audits, examinations, assessments, asserted deficiencies or claims for additional Taxes. To the Company's and Founder's knowledge, there are no liens or similar encumbrances relating to or attributable to Taxes on the Assets.

       2.10 COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS. With respect to the Assets and the Assigned Contracts, the Company has obtained all material permits, licenses and other authorizations which are required under federal, state and local laws relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes. Except as set forth in the Company and Founder Disclosure Schedule, the Company is in material compliance with all terms and conditions of the required permits, licenses and authorizations. Except as set forth in the Company and Founder Disclosure Schedule, neither the Founder of the Company is aware of, nor has the Founder of Company received notice of, any conditions, circumstances, activities, practices, incidents, or actions which may form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to the Company or relating to the Assets or the Assigned Contracts, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste.

       2.11   PROPRIETARY RIGHTS.

              (a) The Company owns all right, title and interest in and to, or valid licenses for use of, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in or necessary for the conduct of the Company's business as conducted to the date hereof or contemplated or the use and ownership of the Assets, free and clear of all liens, claims and encumbrances (including, without limitation, distribution rights and the Company has the right to transfer all such rights to Purchaser. The foregoing representation as it relates to third party technology licensed by the Company is limited to the Company's interest pursuant to the third party licenses entered into by the Company, all of which are valid and enforceable and in full force and effect and which grant the Company such rights to such third party technology as are employed in or necessary to the business of the Company as conducted or as previously proposed to be conducted. All of the Company's trademark or trade name registrations are valid and in full force and effect; and consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted against the Company (and the Company is not aware of any claims which are likely to be asserted against the Company or which have been asserted against others) by any person challenging the Company's use, possession, manufacture, sale or distribution of Company Products under any patents, trademarks, trade names, copyrights, trade secrets, software, technology, know-how or processes utilized by the

Company or challenging or questioning the validity or effectiveness of any license or agreement relating thereto. To the Company's and Founder's knowledge, the use or exploitation of any patents, trademarks, trade names, copyrights, software, technology, know-how or processes by the Company in its current business does not infringe on the rights of, constitute misappropriation of, or in any way involve unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name.

              (b) To the Company's and Founder's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Company or, to the Company's and Founder's knowledge, any other party because of the nature of the business conducted by the Company or proposed to be conducted by the Company.

              (c) Each person presently or previously employed by the Company (including independent contractors, if any) with access to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Purchaser or its representatives. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of the Company and such person, enforceable in accordance with their respective terms. To the Company's knowledge, neither the execution or delivery of such agreements, nor the carrying on of the Company's business as employees by such persons, nor the conduct of the Company's business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

              (d) The Company has not granted any third party any right to manufacture, reproduce, distribute, market or exploit any Company Products or any adaptations, translations, or derivative works based on the Company Products or any portion thereof, including, without limitation, as a value added reseller. No third party has any right to manufacture, reproduce, distribute, market or exploit any works or materials of which any of the Company Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

       2.12 FINANCIAL STATEMENTS. The financial statements provided to Purchaser are complete and in accordance with the books and records of the Company, present fairly the financial position of the Company as of their dates and have been prepared in conformance with GAAP applied on a consistent basis by the Company with prior periods.

       2.13   CONTRACTS.

              (a) Except as set forth in the Company and Founder Disclosure Schedule, the Company has (i) no agreements, contracts or commitments that provide for the sale, licensing or distribution of the Company Products, inventions, technology, know-how, trademarks or trade names except in the ordinary course of its business, (ii) no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to the Company and (iii) no agreements that grant to any third party (including, without limitation, OEMs and site license customers) any rights to reproduce or manufacture any

Company Products, or any exclusive rights of any kind with respect to any Company Products or any right to market any Company Products under any "private label" or "OEM" arrangements pursuant to which the Company is not identified as the source of such goods. True and correct copies of each document or instrument described in the Company and Founder Disclosure Schedule pursuant to this Section 2.13 have been made available to Purchaser or its representatives.

              (b) All Assigned Contracts are valid, binding, in full force and effect, and enforceable by the Company in accordance with their respective terms. The Company has not received any notice from any party to any such Assigned Contract that such party intends to cancel, withdraw, modify or amend such Assigned Contract.

              (c) The Company is not in default under or in breach or violation of, nor, to the Company's and Founder's knowledge, is there any valid basis for any claim of default by the Company under, or breach or violation by the Company of, any Assigned Contract, or other agreement or arrangement, commitment or restriction to which the Company is a party or to which it or any of the Assets are bound, where such defaults, breaches, or violations would, in the aggregate, have a material adverse effect on the operations, assets, financial condition or prospects of the Company. To the Company's and Founder's knowledge, no other party is in default under or in breach or violation of, any Assigned Contract or other material contract, commitment, or restriction to which the Company is bound or by which any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a material adverse effect on the operations, assets, financial condition or prospects of the Company.

              (d) Except as set forth in the Company and Founder Disclosure Schedule, all Assigned Contracts will be the property of Purchaser upon the closing of the transactions contemplated by this Agreement, without further action by Purchaser. If any of the Material Contracts will not be the property of Purchaser upon the closing of the transactions contemplated by this Agreement, then the Company has described in the Company and Founder Disclosure Schedule such action as is necessary for assumption of the Assigned Contract by Purchaser.

       2.14 OPERATION PRIOR TO CLOSING. Prior to Closing, the Company has used its best efforts to preserve for its business its relationships with employees, suppliers, distributors, customers, consultants, independent contractors, licensors, and others having business relations with it, shall conduct its business only in the usual and ordinary course, and shall maintain and operate all tangible Assets in good condition and repair and in accordance with all applicable laws, rules, and regulations, as is reasonable in the ordinary course of business.

       2.15 NO BROKERS. Neither the Company nor, to the Company's and Founder's knowledge, any of the Company's shareholders are obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transactions contemplated hereby.

       2.16 DISCLOSURE. No statements by the Company contained in this Agreement or any Company Ancillary Document (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

       Purchaser represents and warrants to the Company as set forth below. Whenever the term "enforceable in accordance with its terms" or like expression is used, it is understood that excepted therefrom are any limitations on enforceability under applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor's rights.

       3.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

       3.2 AUTHORIZATION. This Agreement and the documents and the agreements referenced herein as Exhibits or documents to be signed at or prior to the Closing that are to be executed and delivered by the Purchaser (the "Purchaser Ancillary Documents") have been duly and validly executed and delivered by Purchaser and constitute valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their terms. Purchaser has all requisite power and authority to execute and deliver this Agreement and the Purchaser Ancillary Documents and to enable it to carry out the transactions contemplated by this Agreement and the Purchaser Ancillary Documents.

       3.3 EFFECT OF AGREEMENT; CONSENTS. The execution and delivery of this Agreement and the Purchaser Ancillary Documents by Purchaser do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any lien, charge or encumbrance pursuant to any provision of the limited partnership agreement of Purchaser, any order, rule, law or regulation of any court or governmental authority, foreign or domestic, or any provision of any material agreement, instrument, understanding, order, judgment or decree to which Purchaser is a party or by which Purchaser is bound. No consent of any third party or any governmental authority is required to be obtained on the part of Purchaser to permit the consummation of the transactions contemplated by this Agreement or the Purchaser Ancillary Documents.

       3.4 COMPLIANCE WITH OTHER INSTRUMENTS. Purchaser is not a party to, or bound by, any written or oral contract, agreement, license, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Purchaser according to the terms of this Agreement and the Purchaser Ancillary Documents will be a default or an event of acceleration, or whereby timely performance by Purchaser according to the terms of this Agreement and the Purchaser Ancillary Documents may be prohibited, prevented or delayed.

       3.5 DISCLOSURE. No representation, warranty or covenant of the Purchaser contained in this Agreement or any Purchaser Ancillary Document (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                                   ARTICLE IV

                                   COVENANTS

       4.1 COOPERATION. The Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to Purchaser in connection with any such requirements imposed upon Purchaser in connection with the consummation of the transactions contemplated by this Agreement. The Company will take all reasonable actions necessary to obtain (and will cooperate with Purchaser in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any governmental entity, domestic or foreign, or other person, required to be obtained or made by the Company (or by Purchaser) in connection with the taking of any action contemplated by this Agreement.

       4.2 ACCESS TO INFORMATION. The Company shall make available to Purchaser and Purchaser's agents and representatives all information concerning the operation, business and prospects of the Company and related entities as may be reasonably requested by Purchaser, including, without limitation, the accounting and tax working papers of the Company's independent advisors.

                                   ARTICLE V

                               CLOSING CONDITIONS

       5.1 CONDITIONS TO THE COMPANY'S OBLIGATIONS. The Company's obligations to close the transactions contemplated under this Agreement are subject to the fulfillment or satisfaction on and as of the Closing, of each of the following conditions (any one or more of which may be waived by the Company, but only in a writing signed by the Company):

              (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser set forth in Article III shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing, and the Company shall receive a certificate to such effect from an officer of Purchaser.

              (b) AUTHORIZATIONS. The Company shall have received from Purchaser a certificate signed by an officer of Purchaser certifying that the execution, delivery and performance of this Agreement has been duly and validly approved and authorized by its Board of Directors.

              (c) GOVERNMENT CONSENTS. There shall have been obtained at or prior to the date of Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

              (d) DATE OF CLOSING. The Closing shall occur on or before June 25, 1997 or such later date as the parties may mutually agree.

       5.2 CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligations of Purchaser are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Purchaser, but only in a writing signed by Purchaser):

              (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Founder contained in
Article II shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing, and Purchaser shall receive a certificate from the Company to such effect with respect to the representations and warranties of the Company executed by Founder in his individual capacity and as an officer of the Company.

              (b) AUTHORIZATIONS. Purchaser shall have received from the Company a certificate signed by the President and Chief Financial Officer certifying that the execution, delivery and performance of this Agreement has been duly and validly approved and authorized by its Board of Directors and by its shareholders.

              (c) GOVERNMENT CONSENTS. There shall have been obtained at or prior to the date of Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

              (d) REQUIRED THIRD PARTY CONSENTS. Purchaser shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by Purchaser's legal counsel to provide for the continuation in full force and effect or assignment or termination of the Assets or any and all contracts and leases of the Company.

              (e) EMPLOYMENT, CONSULTING AND NON-COMPETITION AGREEMENTS. Founder and Messrs. Halim, Kim and Bui shall have executed and delivered Employment and Non-Competition Agreements in the forms attached hereto as
EXHIBIT 5.2(e)(1), EXHIBIT 5.2(e)(2), EXHIBIT 5.2(e)(3) and EXHIBIT 5.2(e)(4), respectively. Founder and Mr. Halim shall have executed and delivered the Promissory Notes in the form attached hereto as EXHIBIT 5.2(e)(5) and
EXHIBIT 5.2(e)(6), respectively.

              (f) ESCROW AGREEMENT. The Company and the Escrow Agent shall have signed the Escrow Agreement in the form attached hereto as EXHIBIT 1.4.

              (g) AETHER LICENSE AGREEMENT. The Company and Aeros, LLC shall have signed the Aether License Agreement in the form attached hereto as
EXHIBIT 5.2(g).

              (h) BRIDGE REPURCHASE AGREEMENT. The Company and certain of the Company's investors shall have signed the Bridge Repurchase Agreement in the form attached hereto as EXHIBIT 5.2(h).

             /s/ MBN                               /s/ JWS

              (j) OPINION OF COUNSEL. Purchaser shall have received an opinion, addressed to it and dated the Closing Date, of Jackson, Tufts, Cole & Black, the Company's legal counsel in the form attached hereto as
EXHIBIT 5.2(j).

              (k) ASSIGNMENTS OF LICENSES AND CONTRACTS. Except as agreed to by Purchaser in writing, the Company shall have applied for and obtained in a form reasonably satisfactory to Purchaser legal, valid, and binding assignments to Purchaser of the Assigned Contracts and all consents and waivers in connection therewith that Purchaser may reasonably consider to be necessary or advisable.

                                   ARTICLE VI

                         INDEMNIFICATION BY THE COMPANY

       6.1 INDEMNIFICATION. The Company shall indemnify and save harmless Purchaser, its shareholders, employees and agents from and against any and all Losses (as defined below). "Losses" shall mean all losses, liabilities, expenses (including, without limitation, fees and disbursements of counsel and expenses of investigation), claims, liens or other obligations whatsoever that Purchaser or any indemnified party is required to pay or that Purchaser reasonably anticipates it will be required to pay, other than the Listed Liabilities, by virtue of or resulting from (i) the breach of any representation, warranty or covenant made by the Company in this Agreement or otherwise made in writing and delivered by the Company to Purchaser in connection with the transactions contemplated hereby and (ii) any failure of the Company to perform or comply with any of its covenants and agreements set forth herein or in any other document executed in connection with the transactions contemplated hereby or (iii) for events that occur more than 90 days after the Effective Date.

       6.2 CONDITIONS PRECEDENT. The following are conditions precedent to any liability of the Company under paragraph 6.1:

              (a) Purchaser shall give the Company written notice of any event or assertion of which it has knowledge concerning any Losses and as to which it may request indemnification.

              (b) Purchaser shall cooperate with the Company in defending or settling the Losses.

              (c) Purchaser shall permit the Company to control the defense or settlement of the Losses including selection of counsel to represent Purchaser and the Company. Purchaser may also maintain separate counsel at its own cost and expense in connection with any Loss.

              (d) In no event shall Purchaser settle a Loss without the prior written approval of the Company, which approval shall not be unreasonably withheld.

       6.3 The indemnification obligations of the Company under this Article VI shall continue in full force and effect as to any Loss as to which notice has been given pursuant to subsection 6.2(a) above until such Loss has been settled either by mutual agreement of the parties concerned, by arbitration in accordance with the provisions of this Agreement or, in the event of a Loss resulting from legal action by a third party, by the final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired with no appeal having been taken). The right of Purchaser to be indemnified under this Section 6 shall not limit, reduce or otherwise affect any other rights and remedies it may have with respect to the matters indemnified under this Agreement.

       6.4 RESOLUTION OF DISPUTES. Purchaser and the Company agree that any of the parties may elect to postpone the arbitration of all Contested Claims until one year from the Effective Date in order to consolidate the arbitration of all Contested Claims.

                                  ARTICLE VII

                                    GENERAL

       7.1 EXPENSES. Except as described in SCHEDULE 1.4 hereto, the parties will each pay their own legal, accounting and other professional expenses in connection with the transactions contemplated hereby.

       7.2 BROKERS. Each party represents and warrants to the other that no person has acted as a broker, a finder or in any similar capacity in connection with the transactions contemplated hereby. Each party shall indemnify the other against, and agrees to hold the other harmless from, all liabilities and expenses (including reasonable attorneys' fees and expenses) in connection with any claim by anyone for compensation as a broker, a finder or in any similar capacity following the Effective Date, by reason of services allegedly rendered to the indemnifying party in connection with the transactions contemplated hereby.

       7.3 ENTIRE AGREEMENT. This document and the documents, exhibits and schedules contemplated hereby contain the entire agreement among the parties with respect to the matters contemplated hereby and all prior negotiations, understandings and agreements among them.

       7.4 INFORMATION. Any information disclosed by a party in this Agreement (including Exhibits and Schedules thereto) will be treated as having been disclosed in connection with each representation and warranty made by that party in this Agreement.

       7.5 ASSIGNMENT. Neither this Agreement nor any right of any party under it may be assigned without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Purchaser may assign its rights under this Agreement following the Effective Date to any party that acquires Purchaser through a merger or consolidation, or a purchase of substantially all of Purchaser's assets.

       7.6 NOTICES. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and will be deemed effective when delivered in person, when sent by confirmed facsimile, if promptly confirmed in writing, on the third day after the day on which mailed by first class mail from within the United States of America, or the day following delivery to a national overnight courier service to the following addresses or to such other address as either party may specify in writing to the other party in accordance with the provisions of this subsection 7.6:

       If to Purchaser:            Puma Technology, Inc.
                                   2550 North First Street
                                   Suite 500
                                   San Jose, CA 95131
                                   Facsimile No.:  (408) 433-2212
                                   Attn.:  Chief Executive Officer

       With a copy to:             Gray Cary Ware & Freidenrich, A Professional
                                   Corporation
                                   400 Hamilton Avenue
                                   Palo Alto,  CA  94301-1825
                                   Facsimile No.:  (415) 327-3699
                                   Attn.:  Eric J. Lapp, Esq.

       If to the Company:          Real World Solutions, Inc.
                                   700 Gale Drive, #100
                                   Campbell, CA 95008
                                   Facsimile No.:  (408) 364-7337

       With a copy to:             Jackson, Tufts, Cole & Black
                                   650 California Street
                                   San Francisco, CA  94108
                                   Facsimile No.:  (415) 392-3494

       7.7 GOVERNING LAW. This Agreement will be governed by, and construed under, the laws of the State of California. The parties hereto agree to submit to the personal, but not exclusive, jurisdiction of the state and federal courts in California with respect to the enforcement or interpretation of this Agreement or the parties' obligations hereunder.

       7.8 AMENDMENT. This Agreement may be amended only by a document in writing signed by Purchaser, the Company and the Founder.

       7.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

       7.10 PUBLIC DISCLOSURE. No party shall disclose the terms of this Agreement or any related or auxiliary agreement, document, exhibit or schedule without the written consent of Purchaser and the Company, except (i) disclosure to such party's shareholders (provided the Company uses its best efforts to obtain the agreement of such shareholders to the provisions of this
Section 7.10), (ii) disclosure required by law, (iii) disclosure pursuant to the disclosure obligations of Purchaser (or an affiliate of Purchaser) under the rules and regulations of the Securities and Exchange Commission or
(iv) disclosure after obtaining the written consent of the Company and Purchaser.

       7.11 FURTHER ASSURANCES. Each party agrees to execute such further instruments and documents and to do such further acts as may be reasonably requested by any other party to carry out the transactions contemplated hereby.

       7.12 NO RIGHTS CONFERRED UPON THIRD PARTIES. No provisions of this Agreement are intended or shall be interpreted to provide or create any rights of any kind in any third party unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely to the parties to this Agreement.

       7.13 ATTORNEYS' FEES. In any litigation relating to this Agreement, including litigation with respect to any instrument, document or agreement made under or in connection with this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees and expenses.

       7.14 HEADINGS. Captions and headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.


                  [Remainder of page intentionally left blank]

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date shown on the first page.


                                      PUMA TECHNOLOGY, INC.


                                      By:  /s/ M. Bruce Nakao
                                         --------------------------------
                                          Name: M. Bruce Nakao
                                                -------------------------
                                          Title: Chief Financial Officer
                                                -------------------------


                                      REAL WORLD SOLUTIONS, INC.


                                      By:  /s/ John Stossel
                                         --------------------------------
                                          John Stossel, President

                                            /s/ John Stossel
                                         --------------------------------
                                          John Stossel

                       INDEX OF SCHEDULES AND EXHIBITS


       Schedule/Exhibit                Document
       ----------------                --------
       Schedule 1.1                    Assets

       Exhibit 1.2A                    Bill of Sale

       Exhibit 1.2B                    Trademark Assignment

       Exhibit 1.3                     Escrow Agreement

       Schedule 1.4                    Listed Liabilities

       Exhibit 2                       Company and Founder Disclosure
                                       Schedule

       Exhibit 3                       Purchaser Disclosure Schedule

       Schedule 2.4                    Encumbrances

       Exhibit 5.2(e)(1)               Stossel Employment and Non-Competition
                                       Agreement

       Exhibit 5.2(e)(2)               Halim Employment and Non-Competition
                                       Agreement

       Exhibit 5.2(e)(3)               Kim Employment and Non-Competition
                                       Agreement

       Exhibit 5.2(e)(4)               Bui Employment and Non-Competition
                                       Agreement

       Exhibit 5.2(e)(5)               Stossel Promissory Note

       Exhibit 5.2(e)(6)               Halim Promissory Note

       Exhibit 5.2(g)                  Aether License Agreement

       Exhibit 5.2(h)                  Bridge Repurchase Agreement

       Exhibit 5.2(i)                  Office Lease Termination Agreement

       Exhibit 5.2(j)                  Opinion of Counsel